Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-153642) pertaining to the Real Goods Solar, Inc. 2008 Long-Term Incentive Plan of our report dated March 15, 2012, with respect to the consolidated financial statements of Real Goods Solar, Inc. and subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 2011.

/s/ Ehrhardt Keefe Steiner & Hottman PC

March 15, 2012

Denver, Colorado